SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 7, 2008

TITAN GLOBAL HOLDINGS, INC.
(Exact Name of Registrant as Specified in its Charter)

Utah	000-32847	87-0433444
(State of Incorporation)	(Commission File Number)	(IRS Employer ID)

1700 Jay Ell Drive Suite 200
Richardson, TX 75081
(Address of principle executive offices)

(972) 471-9100
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Copies to:
Gregory Sichenzia, Esq.
Thomas Rose, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

/_/	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

/_/	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

/_/	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

/_/	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry Into a Material Definitive Agreement.

On November 7, 2008, Titan Global Holdings, Inc. (the “Company”) entered into the Eleventh Forbearance & Modification Agreement (“Modification Agreement”), effective as of October 31, 2008, with M&I Marshall & Ilsley Bank, Crescent Oil Company, Inc., Crescent Stores Corporation and Phil Near. The Modification Agreement modifies the Loan and Security Agreement, dated May 18, 2005, as previously amended, among M&I Marshall & Ilsley Bank, Crescent Oil Company, Inc. and Crescent Stores Corporation.

As previously reported, the Company purchased, on October 24, 2008, all of the outstanding common and preferred stock of Crescent Fuels, Inc. Crescent Oil Company, Inc. and Crescent Stores Corporation are wholly-owned subsidiaries of Crescent Fuels, Inc.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description

10.1	Eleventh Forbearance & Modification Agreement by and among M&I Marshall & Ilsley Bank, Crescent Oil Company, Inc., Crescent Stores Corporation, Titan Global Holdings, Inc. and Phil Near.

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the Undersigned, thereunto duly authorized.

TITAN GLOBAL HOLDINGS, INC.

	By:	/s/ Bryan Chance
Bryan Chance
President & Chief Executive Officer

Date: November 12, 2008